Exhibit 4.18

FORM OF FACE OF SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

EMERGENT CAPITAL, INC.
5.00% SENIOR UNSECURED CONVERTIBLE NOTES DUE 2023

No. [ ]	CUSIP [ ] (1)

Emergent Capital, Inc., a Florida corporation, promises to pay to Cede & Co. or registered assigns the principal sum as set forth in the “Schedule of Exchanges of Securities” attached hereto, which shall not exceed                                     DOLLARS ($                 ) on February 15, 2023.

This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

EMERGENT CAPITAL, INC.

By:
Name:
Title:

Dated:             , 2017

Trustee’s Certificate of Authentication:

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee:

By:
Authorized Signatory

(1)  Notes denominated in $1.000 increments will bear one CUSIP; Notes denominated in $1.00 increments will bear a separate CUSIP.

FORM OF REVERSE SIDE OF SECURITY

EMERGENT CAPITAL, INC.
5.00% SENIOR UNSECURED CONVERTIBLE NOTES DUE 2023

1.                                      Interest

Emergent Capital, Inc., a Florida corporation (the “Company”, which term shall include any successor company under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 5.00% per annum. The Company shall pay interest semiannually, in arrears, on February 15 and August 15 of each year (each an “Interest Payment Date”), commencing on August 15, 2017. Interest payable on any Interest Payment Date shall include interest accrued from and including the immediately preceding Interest Payment Date (or if none, from and including [                   ], 2017) to but excluding the relevant Interest Payment Date. Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any payment required to be made on a day that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on such day and without any interest in respect of the delay. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal and interest at the then applicable interest rate borne by this Security, which interest shall accrue from the date such overdue amount was originally due to the day preceding the date payment of such amount, including interest thereon, has been made or duly provided for.

Any reference herein to interest accrued or payable as of any date shall include any Additional Interest that may be payable in accordance with the provision of Section 8.16 of the Indenture and any Special Interest that may be payable in accordance with the provisions of Section 8.02 of the Indenture.

2.                                      Method of Payment

The Company shall pay interest on this Security (except defaulted interest) to the Person who is the Holder of this Security at the close of business on January 31 or July 31, as the case may be (each, a “Regular Record Date”) next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.                                      Paying Agent, Registrar and Conversion Agent

Initially, U.S. Bank National Association (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holders. The Company or any of its Affiliates may, subject to certain limitations set forth in the Indenture, act as Paying Agent.

4.                                      Indenture

This Security is one of a duly authorized issue of Securities of the Company designated as its 5.00% Senior Unsecured Convertible Notes due 2023 (the “Securities”), issued under an Indenture, dated as of [                    ], 2017 (together with any supplemental indentures thereto, the “Indenture”), among the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and the TIA for a statement of them. The Securities are limited to [$74,220,450](2) aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.

Capitalized terms not otherwise defined herein have the meaning ascribed to such terms in the Indenture.

5.                                      Purchase of Securities at Option of Holder Upon a Fundamental Change

Upon a Fundamental Change, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000)(3) of the Securities held by such Holder on the date specified by the Company in accordance with the provisions of Article 3 of the Indenture.

6.                                      Optional Redemption.

Except as set forth below, the Company will not be entitled to redeem the Securities at its option.

In accordance with the provisions of Article 5 of the Indenture, the Company may redeem the Securities, in whole but not in part, upon notice as described in Section 5.04 of the Indenture, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, if and only if the Last Reported Sale Price for not less than any fifteen (15) Trading Days in the last thirty (30) consecutive Trading Days is more than one hundred-twenty percent (120%) of the Conversion Price in effect on the applicable Trading Day.

7.                                      Notice of Redemption.

Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at his registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of the Indenture. On and after the

(2)  NTD: To be increased at Settlement Date (as defined in the Offer to Exchange) to include accrued and unpaid interest capitalized to principal.

(3)  $1.00 denominated notes will not include this parenthetical.

Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Securities or portions thereof called for redemption.

8.                                      Conversion

Subject to and upon compliance with the provisions of the Indenture, the Holder may surrender for conversion all or any portion of this Security that is in an integral multiple of $1,000(4). Upon conversion, the Holder shall be entitled to receive the consideration specified in the Indenture. No fractional share of Common Stock shall be issued upon conversion of a Security. Instead, the Company shall pay a cash adjustment as provided in the Indenture. The initial Conversion Rate of the Securities shall be (x) 500 shares of Common Stock per $1,000 principal amount of Securities (for Securities denominated in $1,000 increments) and (y) 0.5 shares of Common Stock per $1.00 principal amount of Securities (for Securities denominated in $1.00 increments), subject to adjustment in accordance with the provisions of Article 4 of the Indenture. If a Holder converts all or any portion of this Security in connection with the occurrence of certain Fundamental Change transactions, the Conversion Rate shall be increased in the manner and to the extent described in Section 4.06 of the Indenture.

Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment by the Holders of such Securities in funds to the Conversion Agent acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date; provided that no such payment need be made: (1) in connection with a conversion following the Regular Record Date preceding the Final Maturity Date; (2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

A Security in respect of which a Holder has submitted a Fundamental Change Purchase Notice may be converted only if such Holder validly withdraws such Fundamental Change Purchase Notice in accordance with the terms of the Indenture.

9.                                      Denominations, Transfer, Exchange

The Securities bearing CUSIP number [                  ] shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and integral multiples of $1,000. The Securities bearing CUSIP number [                    ] shall be issuable only in registered form without coupons and only in denominations of $1.00 and integral multiples of $1.00. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. A Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

(4)  $1.00 denominated notes will permit integral multiples of $1.00.

10.                               Persons Deemed Owners

The Holder of a Security may be treated as the owner of it for all purposes.

11.                               Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company, subject to the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors.

12.                               Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then Outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived subject to certain exceptions with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, (x) cure any ambiguity, omission, mistake, defect or inconsistency or (y) make any other change that does not adversely affect the interests of the Holders in any material respect.

13.                               Successor Entity

When a successor Person assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor Person (except in certain circumstances specified in the Indenture) shall be released from those obligations.

14.                               Defaults and Remedies

An Event of Default shall occur upon the occurrence of any of the events specified in Section 8.01(a) of the Indenture. Subject to the provisions of the penultimate paragraph of Section 8.02(c) of the Indenture, if an Event of Default shall occur and be continuing with respect to the Securities (other than an Event of Default specified in clause (9) or (10) of Section 8.01(a) of the Indenture), the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of and accrued interest (including Additional Interest and Special Interest), if any, on all Securities to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities). Upon any such declaration, such principal and interest (including Additional Interest and Special Interest), if any, shall become due and payable immediately. If an Event of Default specified in clauses (9) or (10) of Section 8.01(a) of the Indenture occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest (including Additional Interest and Special Interest), if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul an acceleration and its consequences if: (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Securities then Outstanding, (3) the principal of any Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Defaults and Events of Default, other than the non-payment of principal of and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then Outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may, in accordance with the provisions of the Indenture, withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest or to deliver amounts owing upon conversion) if and so long as it determines that withholding notice is in their interests. The Company is required to file periodic certificates with the Trustee as to the Company’s compliance with the Indenture and knowledge or status of any Default.

15.                               Trustee Dealings with the Company

U.S. Bank National Association, the initial Trustee under the Indenture, or any of its Affiliates, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

16.                               No Recourse Against Others

No director, officer, employee, stockholder, incorporator or agent of the Company, as such, will have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability.

17.                               Authentication

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

18.                               Abbreviations and Definitions

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

19.                               Indenture to Control; Governing Law

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Emergent Capital, Inc., 5355 Town Center Road, Suite 701, Boca Raton, Florida 33486, Facsimile No. (561) 995-4207.

SCHEDULE OF EXCHANGES OF SECURITIES

The initial principal amount of this Global Security is ($             ) The following exchanges, purchases or conversions of a part of this Global Security have been made:

Date	Authorized Signatory of Securities Custodian	Notation Stating and Explaining Change in Principal Amount Recorded	Principal Amount of this Global Security